UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 13, 2016, Apricus Biosciences, Inc. (the "Company") entered into an Employment Transition Agreement with Barbara Troupin, M.D., M.B.A., the Company’s Senior Vice President, Chief Medical Officer. Pursuant to the agreement, Dr. Troupin’s employment with the Company will terminate effective as of May 31, 2016. Dr. Troupin intends to pursue other opportunities in light of the Company’s decision to deprioritize its pipeline assets and focus on the commercialization of Vitaros®. Pursuant to the agreement, following her termination of employment and subject to her execution of a general release of claims, Dr. Troupin will be entitled to receive certain severance benefits, including the payment of her annual base salary, an amount equal to her annual bonus for 2015, six months of continued health benefits at Company expense, and full acceleration of all of her outstanding equity awards. The foregoing description of the Employment Transition Agreement is qualified in its entirety by the full Employment Transition Agreement, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: April 15, 2016	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary

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